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                                                                      EXHIBIT 11
                                     KEYCORP
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                 (dollars in millions, except per share amounts)
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

                                                            Three months ended Sept. 30     Nine months ended Sept. 30
                                                           ----------------------------    ----------------------------
                                                                 1996        1995                1996        1995
                                                              --------   --------              -------   --------
NET INCOME APPLICABLE TO COMMON SHARES

       Net income                                             $    207   $    209             $    632   $    618
       Less: Preferred dividend requirements                      --            4                    8         12
                                                              --------   --------             --------   --------
       Net income applicable to Common Shares                 $    207   $    205             $    624   $    606
                                                              ========   ========             ========   ========

NET INCOME PER COMMON SHARE

       Weighted average Common Shares outstanding (000)        229,668    228,187              231,363    234,462
                                                              ========   ========             ========   ========
       Net income applicable to Common Shares                 $    207   $    205             $    624   $    606
                                                              ========   ========             ========   ========
       Net income per Common Share                            $    .90   $    .90             $   2.70   $   2.59
                                                              ========   ========             ========   ========

NET INCOME PER COMMON SHARE--PRIMARY

       Weighted average Common Shares outstanding (000)        229,668    228,187              231,363    234,462
       Dilutive common stock options (000)(1)                    3,280      2,360                3,332      1,903
                                                              --------   --------             --------   --------
       Weighted average Common Shares and Common Share
           equivalents outstanding (000)                       232,948    230,547              234,695    236,365
                                                              ========   ========             ========   ========
       Net income applicable to Common Shares                 $    207   $    205             $    624   $    606
                                                              ========   ========             ========   ========
       Net income per Common Share                            $    .89   $    .89             $   2.66   $   2.57
                                                              ========   ========             ========   ========


NET INCOME PER COMMON SHARE--FULLY DILUTED

       Weighted average Common Shares outstanding (000)        229,668    228,187              231,363    234,462
       Dilutive common stock options (000)(1)                    3,940      2,970                4,305      3,104
                                                              --------   --------             --------   --------
       Weighted average Common Shares and Common Share
           equivalents outstanding (000)                       233,608    231,157              235,668    237,566
                                                              ========   ========             ========   ========
       Net income applicable to Common Shares                 $    207   $    205             $    624   $    606
                                                              ========   ========             ========   ========
       Net income per Common Share                            $    .88   $    .89             $   2.65   $   2.55
                                                              ========   ========             ========   ========

   1 Dilutive common stock options are based on the treasury stock method using average market price in computing net income per Common Share--primary, and the higher of period-end market price or average market price in computing net income per Common Share--fully diluted.

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